UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 29, 2015 (Date of earliest event reported)
Corcept Therapeutics (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-50679 (Commission File Number)	77-0487658 (IRS Employer Identification Number)

149 Commonwealth, Menlo Park CA (Address of principal executive offices)		94025 (Zip Code)
(Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Item 7.01. Regulation FD Disclosure

On January 29, 2015, the Company issued a press release announcing its estimated net revenue for the quarter and year ended December 31, 2014, its estimated cash and cash equivalents as of December 31, 2014 and its estimate of net revenue for the year ended December 31, 2015. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 and Item 7.01 and the information contained in the press release attached as Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 2.02 and Item 7.01 and the information contained in the press release attached as Exhibit 99.1 is not incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release of Corcept Therapeutics dated January 29, 2015

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2015	CORCEPT THERAPEUTICS By: /s/ G. Charles Robb G. Charles Robb Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Corcept Therapeutics dated January 29, 2015